LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2022
Revenue of $53.2 Million
Reiterates Guidance
Salt Lake City, UT, November 4, 2021, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its first fiscal quarter ended September 30, 2021.
First Quarter Fiscal 2022 Summary*:
•Revenue of $53.2 million, a decrease of 2.9% from the prior year period and down 2.8% sequentially;
•Total active accounts declined 4.7% to 164,000 as growth of 8.9% in Asia/Pacific & Europe was more than offset by declines of 9.4% in the Americas. On a sequential basis, total active accounts were down 3.5%;
•Earnings per diluted share were $0.25, up 47.1%;
•Adjusted earnings per diluted share were $0.23, down 8.0%;
•Adjusted EBITDA of $5.8 million, a decrease of 13.7%;
•Repurchased approximately 0.5 million shares; and
•Strong balance sheet with $19.9 million of cash and no debt.
* All comparisons are on a year over year basis and compare the first quarter of fiscal 2022 to the first quarter of fiscal 2021, unless otherwise noted.
“We continue to make progress on our initiatives around leveraging the strength of our core products and unique business model,” said Steve Fife, Chief Executive Officer of LifeVantage. “Momentum across our distributors is building and we saw an acceleration in activity in recent weeks, coming out of our annual convention which had over 1,500 people attend in person and we estimate over 10,000 people participated virtually. Development of digital tools and resources remains a key area of focus, which should fuel future account growth while also driving productivity gains for distributors. First quarter results were largely in line with our expectations and our ability to deliver high rates of profitability despite the persistence of top-line headwinds stemming from limited in-person activity is a testament to the Company’s strong financial model. Accordingly, LifeVantage remains well positioned for significant long-term growth as consumers globally continue to seek high-quality, proven solutions for optimizing their health and wellness.”
First Quarter Fiscal 2022 Results
For the first fiscal quarter, the Company reported revenue of $53.2 million, a 2.9% decrease over the first quarter of fiscal 2021. Revenue in the Americas decreased 5.8% compared to the prior year period and was partially offset by gains in Asia/Pacific & Europe where revenue increased 3.9% compared to the first quarter of fiscal 2021. Revenue growth was negatively impacted by slower than anticipated re-openings as well as restrictions internationally that affected the ability to host in-person meetings.
Gross profit for the first quarter of fiscal 2022 was $43.8 million, or 82.3% of revenue, compared to $45.4 million, or 82.9% of revenue, for the same period in fiscal 2021. The decline in gross profit margin was due to increased inventory obsolescence costs, higher shipping expenses and mix shifts related to product and geography.
Commissions and incentives expense for the first quarter of fiscal 2022 was $24.1 million, or 45.3% of revenue, compared to $25.6 million, or 46.8% of revenue, for the same period in fiscal 2021. The decrease in commissions and incentives expense as a percentage of revenue reflects the timing and magnitude of incentive and promotional programs.

Selling, general and administrative (SG&A) expense for the first quarter of fiscal 2022 was $15.1 million, or 28.3% of revenue, compared to $16.3 million, or 29.7% of revenue, for the same period in fiscal 2021. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2022 were $15.3 million, or 28.8% of revenue, compared to adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2021 of $14.7 million, or 26.8% of revenue. The increase in non-GAAP SG&A was attributable to increased marketing expenses as well as increased event and travel expenses as we begin returning to a hybrid meeting schedule.
Operating income for the first quarter of fiscal 2022 was $4.6 million, or 8.7% of revenue, compared to $3.5 million, or 6.4% of revenue, for the first quarter of fiscal 2021. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2022 was $4.4 million, or 8.2% of revenue, compared to $5.1 million, or 9.3% of revenue, for the first quarter of fiscal 2021.
Net income for the first quarter of fiscal 2022 was $3.3 million, or $0.25 per diluted share, which compares to net income of $2.5 million, or $0.17 per diluted share for the first quarter of fiscal 2021. Accounting for non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2022 was $3.1 million, or $0.23 per diluted share, compared to $3.6 million, or $0.25 per diluted share the first quarter of fiscal 2021.
Adjusted EBITDA decreased 13.7% to $5.8 million for the first quarter of fiscal 2022, compared to $6.7 million for the comparable period in fiscal 2021.
Balance Sheet & Liquidity
The Company generated $0.5 million of cash from operations during the first three months of fiscal 2022 compared to cash used in operations of $1.1 million in the same period in fiscal 2021. Cash and cash equivalents at September 30, 2021 were $19.9 million, compared to $23.2 million at June 30, 2021 and there was no debt outstanding. During the first quarter of fiscal 2022, the Company repurchased approximately 0.5 million common shares for $3.5 million under its share repurchase program.
Fiscal Year 2022 Guidance
The Company expects to generate revenue in the range of $225 million to $235 million in fiscal year 2022 and adjusted EBITDA of $22 million to $24 million, with adjusted earnings per share in the range of $0.83 to $0.87, which assumes a full year tax rate of approximately 26%. This guidance reflects the current trends in the business and the Company’s current view as to the impact of the COVID-19 pandemic on its business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2022. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2022 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 300-8521 from the U.S. International callers can dial (412) 317-6026. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 11, 2021, by dialing (844) 512-2921 from the U.S. and entering confirmation code 10160922, or (412) 317-6671 from international locations, and entering confirmation code 10160922.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events-and-presentations or directly at http://public.viavid.com/index.php?id=146901.The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, and Daily Wellness dietary supplements, TrueScience® is the Company's line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ™, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	September 30, 2021	June 30, 2021
ASSETS
Current assets
Cash and cash equivalents	$19,929	$23,174
Accounts receivable	3,254	2,925
Income tax receivable	—	1,038
Inventory, net	16,079	16,145
Prepaid expenses and other	5,641	4,772
Total current assets	44,903	48,054

Property and equipment, net	10,738	11,123
Right-of-use assets	13,079	13,700
Intangible assets, net	686	719
Deferred income tax asset	2,290	1,208
Equity securities	2,205	2,205
Other long-term assets	1,696	1,723
TOTAL ASSETS	$75,597	$78,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,842	$6,744
Commissions payable	7,933	8,138
Income tax payable	1,470	830
Lease liabilities	2,445	2,151
Other accrued expenses	5,585	7,336
Total current liabilities	22,275	25,199

Long-term lease liabilities	15,321	16,032
Other long-term liabilities	691	694
Total liabilities	38,287	41,925
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 13,236 and 13,609 issued and outstanding as of September 30, 2021 and June 30, 2021, respectively	1	1
Additional paid-in capital	129,862	129,048
Accumulated deficit	(92,522)	(92,346)
Accumulated other comprehensive (loss) income	(31)	104
Total stockholders’ equity	37,310	36,807
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,597	$78,732

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2021	2020
Revenue, net	$53,224	$54,827
Cost of sales	9,431	9,398
Gross profit	43,793	45,429

Operating expenses:
Commissions and incentives	24,105	25,633
Selling, general and administrative	15,076	16,299
Total operating expenses	39,181	41,932
Operating income	4,612	3,497

Other expense:
Interest expense, net	(3)	(6)
Other expense, net	(177)	(141)
Total other expense	(180)	(147)
Income before income taxes	4,432	3,350
Income tax expense	(1,116)	(899)
Net income	$3,316	$2,451
Net income per share:
Basic	$0.25	$0.17
Diluted	$0.25	$0.17
Weighted-average shares outstanding:
Basic	13,394	14,269
Diluted	13,469	14,695

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	Three Months Ended September 30,
(In thousands)	2021		2020
Americas	$36,449	68%	$38,675	71%
Asia/Pacific & Europe	16,775	32%	16,152	29%
Total	$53,224	100%	$54,827	100%

	Active Accounts
	(unaudited)

	As of September 30,
	2021		2020		Change from Prior Year	Percent Change
Active Independent Distributors (1)
Americas	40,000	65%	46,000	68%	(6,000)	(13.0)%
Asia/Pacific & Europe	22,000	35%	22,000	32%	—	—%
Total Active Independent Distributors	62,000	100%	68,000	100%	(6,000)	(8.8)%

Active Customers (2)
Americas	75,000	74%	81,000	78%	(6,000)	(7.4)%
Asia/Pacific & Europe	27,000	26%	23,000	22%	4,000	17.4%
Total Active Customers	102,000	100%	104,000	100%	(2,000)	(1.9)%

Active Accounts (3)
Americas	115,000	70%	127,000	74%	(12,000)	(9.4)%
Asia/Pacific & Europe	49,000	30%	45,000	26%	4,000	8.9%
Total Active Accounts	164,000	100%	172,000	100%	(8,000)	(4.7)%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Distributor accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2021	2020
GAAP Net income	$3,316	$2,451
Interest Expense	3	6
Provision for income taxes	1,116	899
Depreciation and amortization(1)	793	1,132
Non-GAAP EBITDA:	5,228	4,488
Adjustments:
Stock compensation expense	645	464
Other expense, net	177	141
Other adjustments(2)	(249)	1,629
Total adjustments	573	2,234
Non-GAAP Adjusted EBITDA	$5,801	$6,722

(1) Includes $101,000 of accelerated depreciation related to a change in lease term and $335,000 leasehold depreciation for the three months ended September 30, 2020.

(2) Other adjustments breakout:
Class-action lawsuit expenses, net of recoveries	$(249)	$609
Executive team severance expenses, net	—	504
Executive team recruiting and transition expenses	—	21
Lease abandonment	—	495
Total adjustments	$(249)	$1,629

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2021	2020
GAAP Net income	$3,316	$2,451
Adjustments:
Class-action lawsuit expenses, net of recoveries	(249)	609
Executive team severance expenses, net(1)	—	54
Executive team recruiting and transition expenses	—	21
Accelerated depreciation related to change in lease term	—	101
Lease abandonment(2)	—	830
Tax impact of adjustments	63	(433)
Total adjustments, net of tax	(186)	1,182
Non-GAAP Net Income:	$3,130	$3,633

	Three Months Ended September 30,
	2021	2020
Diluted earnings per share, as reported	$0.25	$0.17
Total adjustments, net of tax	(0.01)	0.08
Non-GAAP adjusted diluted earnings per share(3)	$0.23	$0.25

(1) Net of $450,000 of compensation expense benefit related to unvested stock award reversals during the three months ended September 30, 2020.
(2) Includes remaining lease rent expense of $495,000 and leasehold depreciation of $335,000 for the three months ended September 30, 2020.
(3) May not add due to rounding.